UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) March 17, 2005

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-08106	65-0829355
(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134
(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   Entry into a Material Definitive Agreement

On March 17, 2005, MasTec and its bank group amended the loan agreement for its $125 million credit facility. We are required to be in compliance with certain financial covenants measured on a monthly basis. As a result of our net loss for the year ended December 31, 2004, we would not have been in compliance with the fixed charge coverage ratio requirement as of December 31, 2004. The amendment to the credit facility modified this covenant and other covenants and we are in compliance with the credit facility’s financial covenants as of December 31, 2004.

A copy of the amendment is attached and incorporated by reference herein.

ITEM 2.03 Creation of Direct Financial Obligations or an Obligation Under an off the Balance Sheet Arrangement or a Registrant

The discussion under Item 1.01 of this Current Report on Form 8-K is incorporated under this Item 2.03 as if set forth herein.

ITEM 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)     Not applicable

(b)     Not applicable

(c)     Exhibits. The following will be filed as an amendment to this report:

Exhibit Number	Description
10.31	Amendment No. 10 to Revolving Credit and Security Agreement dated March 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 23, 2005

MasTec, Inc. BY: /S/ Austin Shanfelter —————————————— Austin Shanfelter Chief Executive Officer MasTec, Inc